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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Logitech International S.A. of our report dated April 24, 2000, except as to Note 3 which is as of July 5, 2000 relating to the financial statements, which appears in Logitech International S.A.'s Annual Report on Form 20-F for the year ended March 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland
February 23, 2001